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                                                                   EXHIBIT 10.24

                                THIRD AMENDMENT

          THIS THIRD AMENDMENT (the "Amendment") is made and entered into as of the 1st day of November, 1999, by and between EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company ("Landlord"), and SABAN ENTERTAINMENT, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH

     A. WHEREAS, Landlord (as successor in interest to 10960 Property Corporation) and Tenant are parties to that certain lease dated the 17th day of July, 1995, for space (the "Premises") in the building commonly known as 10960 Wilshire Boulevard and the address of which is 10960 Wilshire Boulevard, Los Angeles, California (the "Building"), which lease has been previously amended by Letter Agreement dated July 17, 1995; Storage Agreement dated July 17, 1995; First Amendment to Office Lease dated August 1, 1997; Letter Agreement dated August 29, 1997; Letter Agreement dated January 26, 1998; and Second Amendment dated December 21, 1998 (collectively, the "Lease"); and

     B. WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   Telecommunications Equipment. Effective as of the Effective Date (as
     ----------------------------
hereinafter defined), Section I of the Second Amendment shall be amended by deleting Section I.A. in its entirety and substituting the following in lieu thereof:

     "A. Tenant shall have the right to lease space on the roof of the Building for the purpose of installing, operating and maintaining four (4) Dish/Antennas or other communication devices approved by Landlord (collectively, the "Dish/Antenna") as follows: (i) a 1.2 M KU-Band SKY Satellite antenna that is 65.4 inches high and 47.98 inches wide with a base of 52.62 inches by 52.62 inches ("Dish/Antenna 1"); (ii) a 24 inch Direct TV antenna that is 27.4 inches high and 25.2 inches wide ("Dish/Antenna 2"); (iii) a Comtelco Vertical Dipole antenna that is two (2) feet in length, one-half (1/2) inch in diameter and weighs one
          (1) pound ("Dish/Antenna 3"); and (iv) a RadioWave, Inc., Model MRC 23 GHz, 2 channel, simplex video microwave receive RF system with two (2) foot antenna, mounted on a pole with a Baird Satellite, Model PS-10, non-penetrating flat roof, antenna support system ("Dish/Antenna 4"). The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord (the "Roof Space"). Roof Space for Dish/Antenna 1 and Dish/Antenna 2 shall

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          be at no charge to Tenant. Tenant shall make payments to Landlord for
          Roof Space for Dish/Antenna 3 and Dish/Antenna 4 in the amount of One Thousand and 00/100 Dollars ($1,000.00) per month (the "Dish/Antenna Payments"). The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Article 4 of the Lease. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's Architect and/for engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. Coaxial cable shall be run from the roof to the Premises. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening")."

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II.  Effective Date. This Amendment shall become effective as of the date this
     --------------
Amendment is fully executed and delivered by Landlord and Tenant (the "Effective Date") and shall continue in effect until otherwise amended by the parties in writing or until expiration or sooner termination of the Lease.

III. Miscellaneous.
     -------------

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

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     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                          LANDLORD:

                          EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company

                          By: EOP Operating Limited Partnership, a Delaware
                              limited partnership, its sole member

                              By: Equity Office Properties Trust, a Maryland
                                  real estate investment trust, its managing
                                  general partner



                                  By:  /s/ Robert E. Dezzutti
                                      --------------------------------------
                                  Name: Robert E. Dezzutti
                                  Title: Vice President

                                  TENANT

                                  SABAN ENTERTAINMENT, INC., a Delaware
                                  corporation

                                  By: /s/ Mel Woods
                                     ---------------------------------------
                                  Name  Mel Woods
                                      --------------------------------------
                                  Title:  President
                                        ------------------------------------

                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

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